                                                                 EXHIBIT (23)(B)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
FIRST FIDELITY BANCORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report on Form 10-K of First Fidelity Bancorporation and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report dated January 18, 1995, refers to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and investments in 1993.
                                         KPMG PEAT MARWICK LLP
New York, New York
August 31, 1995